As filed with the Securities and Exchange Commission on June 7, 2017.

Registration No. 333-186618

Registration No. 333-117813

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-186618

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-117813

UNDER THE SECURITIES ACT OF 1933

Reynolds American Inc.

(Exact name of registrant as specified in its charter)

North Carolina	20-0546644
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 North Main Street, Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (Zip Code)

RAI 401k Savings Plan

Puerto Rico Savings & Investment Plan

(Full title of the plan)

McDara P. Folan, III

Senior Vice President, Deputy General Counsel and Secretary

Reynolds American Inc.

401 North Main Street

Winston-Salem, North Carolina 27101

(Name and address of agent for service)

(336) 741-2000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Reynolds American Inc., a North Carolina corporation (the “Registrant”), is filing this Post-Effective Amendment on Form S-8 (the “Post-Effective Amendment”) to deregister any and all securities (including plan interests) that remain unissued or unsold under the Registrant’s Registration Statements on Form S-8 (Nos. 333-186618 and 333-117813) (collectively, the “Registration Statements”) relating specifically to the Puerto Rico Savings & Investment Plan (formerly known as the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco in Puerto Rico) (the “Plan”). The Registration Statements registered 5,000,000 shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) on July 30, 2004 (since adjusted to reflect two-for-one stock splits in 2006, 2010 and 2015, respectively), and 12,000,000 shares of Common Stock on February 12, 2013 (since adjusted to reflect a two-for-one stock split in 2015) (collectively, the “Shares”), along with the associated rights to purchase Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Registrant (the “Rights”) and an indeterminate amount of plan interests, to be offered and sold pursuant to the Plan and the RAI 401k Savings Plan (formerly known as the Reynolds American Capital Investment Plan), of which securities 1,000,000 Shares were attributed by the Registrant to offers and sales under the Plan. The Plan no longer offers or sells Common Stock. Accordingly, this Post-Effective Amendment to the Registration Statements is being filed in order to deregister all securities specifically attributable to the Plan that were registered under the Registration Statements and remain unissued or unsold under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on June 7, 2017.

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Date: June 7, 2017	*
Debra A. Crew
President, Chief Executive Officer and Director (Principal Executive Officer)

Date: June 7, 2017	*
Andrew D. Gilchrist
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: June 7, 2017	*
Frederick W. Smothers
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

Date: June 7, 2017	*
Susan M. Cameron
Non-Executive Chairman of the Board and Director

Date: June 7, 2017	*
Jerome B. Abelman
Director

Date: June 7, 2017	*
John A. Boehner
Director

Date: June 7, 2017	*
Martin D. Feinstein
Director

Date: June 7, 2017	*
Luc Jobin
Director

Date: June 7, 2017	*
Murray S. Kessler
Director

Date: June 7, 2017	*
Holly Keller Koeppel
Director

Date: June 7, 2017	*
Jean-Marc Lévy
Director

Date: June 7, 2017	*
Nana Mensah
Director

Date: June 7, 2017	*
Lionel L. Nowell, III
Director

Date: June 7, 2017	*
Ricardo Oberlander
Director

Date: June 7, 2017	*
Ronald S. Rolfe
Director

Date: June 7, 2017	*
John J. Zillmer
Director

* This Post-Effective Amendment has been signed on behalf of the above officers and directors by McDara P. Folan, III, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Post-Effective Amendment.

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plans referenced herein) have duly caused this Post-Effective Amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on June 7, 2017.

RAI 401K SAVINGS PLAN

By:	/s/ Constantine E. Tsipis
	Name:	Constantine E. Tsipis
	Title:	Secretary, RAI Employee Benefits Committee

PUERTO RICO SAVINGS & INVESTMENT PLAN

By:	/s/ Constantine E. Tsipis
	Name:	Constantine E. Tsipis
	Title:	Secretary, RAI Employee Benefits Committee